Exhibit 99.1

Talkspace Announces Third Quarter 2024 Results

3Q 2024 Total revenue grew 23% year-over-year, driven by 45%

year-over-year growth in Payor revenue

Increased 3Q 2024 GAAP Net income to $1.9 million

from $4.4 million net loss year-over-year

3Q 2024 Adjusted EBITDA1 of $2.4 million

NEW YORK, New York - October 29, 2024 – Talkspace, Inc. (“Talkspace” or the “Company”) (NASDAQ: TALK), today reported third quarter 2024 financial results.

	Three Months		Nine Months

September 30, 2024 (Unaudited)	Results	% Variance from Prior Year	Results	% Variance from Prior Year
(In thousands unless otherwise noted)
Number of eligible lives at period end (in millions)	158.1	40%	158.1	40%
Number of completed Payor sessions	316.4	38%	899.2	50%
Number of Consumer active members at period end	8.6	(35)%	8.6	(35)%

Total revenue	$47,399	23%	$138,873	29%
Gross profit	$21,621	15%	$64,303	20%
Gross margin %	45.6%		46.3%
Operating expenses	$21,522	(10)%	$69,369	(6)%
Net income (loss)	$1,874	*	$(66)	100%
Adjusted EBITDA (1)	$2,350	*	$4,303	*
Cash and cash equivalents at period end	$118,994	—	$118,994	—

* Percentage not meaningful.

(1)
Adjusted EBITDA is a non-GAAP financial measure. For a definition of the measure and a reconciliation to the most direct comparable GAAP measure, see “Reconciliation of Non-GAAP Results to GAAP Results.”

“Talkspace delivered solid third quarter financial results with 23% revenue growth and our third consecutive quarter of adjusted EBITDA profitability. We have made meaningful strides in fortifying our relationships with key payor partners who view us as the leading full-scale, pure-play behavioral health provider and truly recognize the importance of our differentiated focus on clinical excellence,” said Dr. Jon Cohen, CEO of Talkspace.

Dr. Cohen continued, “The mental health crisis remains a critical issue and Talkspace is at the forefront of addressing this need through our highly qualified network of diverse, clinically-licensed providers and our innovative platform. I'm particularly proud of our expansion to now serve more than 158 million covered lives, including increased access for seniors, teens, and members of our Military - populations with unique and pressing behavioral health needs. Our innovative approach and strategic growth have positioned us as the largest behavioral telehealth network in the U.S., enabling us to meet the escalating demand for accessible, high-quality behavioral health services.”

Third Quarter 2024 Key Performance Metrics

•
Revenue increased 23% over the prior-year period to $47.4 million, driven by a 45% year-over-year increase in Payor revenue and a 17% year-over-year increase in Direct to Enterprise (“DTE”) revenue; partially offset by a 30% year-over-year Consumer revenue decline.
•
Gross profit increased 15% over the prior-year period to $21.6 million, and gross margin declined to 45.6% from 48.8% in the prior-year period, driven by a shift in revenue mix towards Payor.
•
Operating expenses were $21.5 million, a decrease of 10% year-over-year, driven primarily by lower research and development expenses due to the capitalization of internal-use software costs.
•
Net income was $1.9 million, an improvement from $(4.4) million net loss in the third quarter of 2023, primarily driven by an increase in revenues, partially offset by an increase in cost of revenues.
•
Adjusted EBITDA was $2.4 million, an improvement from $(2.8) million in the third quarter of 2023, primarily driven by an increase in revenues, partially offset by an increase in cost of revenues.

Financial Guidance

Talkspace continues to expect fiscal year 2024 revenue to be in the range of $185 million to $195 million, growth of 23-30%, and adjusted EBITDA to be in the range of $4 million to $8 million.

Conference Call, Presentation Slides, and Webcast Details

The Third Quarter 2024 earnings conference call and webcast will be held Tuesday, October 29, 2024, at 8:30 a.m. E.T. The conference call will be available via audio webcast at investors.talkspace.com and can also be accessed by dialing (888) 596-4144 for U.S. participants, or +1 (646) 968-2525 for international participants, and referencing participant code 2125813. A replay will be available shortly after the call’s completion and remain available for approximately 90 days.

About Talkspace

Talkspace (NASDAQ: TALK) is a leading virtual behavioral healthcare provider committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. At Talkspace, we believe that mental healthcare is core to overall health and should be available to everyone.

Talkspace pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services, including therapy for individuals, teens, and couples, as well as psychiatric treatment and medication management (18+). With Talkspace’s core therapy offerings, members are matched with one of thousands of licensed therapists within days and can engage in live video, audio, or chat sessions, and/or unlimited asynchronous text messaging sessions.

All care offered at Talkspace is delivered through an easy-to-use, fully-encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. More than 158 million Americans have access to Talkspace through their health insurance plans, employee assistance programs, our partnerships with leading healthcare companies, or as a free benefit through their employer, school, or government agency.

For more information, visit www.talkspace.com.

For Investors:

ICR Westwicke

TalkspaceIR@westwicke.com

For Media:

John Kim

SKDK

(310) 997-5963

jkim@skdknick.com

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, achieving profitability, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “will,” or “would,” the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our business and the markets we operate in are rapidly evolving; (ii) rapid technological change in our industry; (iii) our ability to secure clients' contract renewals; (iv) our ability to maintain and expand our network of therapists, psychiatrists and other providers; (v) a decline in the prevalence of enterprise-sponsored healthcare or the emergence of new technologies may adversely impact our DTE business; (vi) if our or our vendors’ security measures fail or are breached; (vii) changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; and (viii) and the other factors, risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 13, 2024, subsequent quarterly reports on Form 10-Q and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise unless required to do so under applicable law. We do not give any assurance that we will achieve our expectations.

Talkspace, Inc.

Condensed Consolidated Income Statements

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
(in thousands, except percentages, share and per share data)	Unaudited	Unaudited		Unaudited	Unaudited
Revenue:
Payor revenue	$32,039	$22,112	44.9	$90,492	$55,462	63.2
DTE revenue	9,370	8,002	17.1	28,911	24,717	17.0
Consumer revenue	5,990	8,532	(29.8)	19,470	27,448	(29.1)
Total revenue	47,399	38,646	22.6	138,873	107,627	29.0
Cost of revenues	25,778	19,797	30.2	74,570	54,218	37.5
Gross profit	21,621	18,849	14.7	64,303	53,409	20.4
Operating expenses:
Research and development	2,352	4,180	(43.7)	8,254	13,704	(39.8)
Clinical operations, net	1,677	1,405	19.4	4,802	4,681	2.6
Sales and marketing	12,337	13,184	(6.4)	38,615	39,698	(2.7)
General and administrative	5,156	5,259	(2.0)	17,698	15,952	10.9
Total operating expenses	21,522	24,028	(10.4)	69,369	74,035	(6.3)
Income (loss) from operations	99	(5,179)	*	(5,066)	(20,626)	75.4
Financial (income), net	(1,701)	(779)	118.4	(5,123)	(2,915)	75.7
Income (loss) before taxes on income	1,800	(4,400)	*	57	(17,711)	*
Taxes on income	(74)	14	*	123	165	(25.5)
Net income (loss)	$1,874	$(4,414)	*	$(66)	$(17,876)	99.6
Net income (loss) per share:
Basic	$0.01	$(0.03)	*	$(0.00)	$(0.11)	99.6
Diluted	$0.01	$(0.03)	*	$(0.00)	$(0.11)	99.6
Weighted average shares used to compute net income (loss) per share:
Basic	168,426,349	166,570,673		168,805,882	164,215,802
Diluted	176,227,040	166,570,673		168,805,882	164,215,802

* Percentage not meaningful.

Talkspace, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
(in thousands)	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$118,994	$123,908
Accounts receivable, net	9,602	10,174
Other current assets	2,922	5,718
Total current assets	131,518	139,800
Other long-term assets	6,713	2,421
Total assets	$138,231	$142,221
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,299	$6,111
Deferred revenues	3,507	3,069
Accrued expenses and other current liabilities	7,247	12,468
Total current liabilities	19,053	21,648
Warrant liabilities	1,048	1,842
Other liabilities	542	85
Total liabilities	20,643	23,575
STOCKHOLDERS’ EQUITY:
Common stock	17	16
Additional paid-in capital	388,021	389,014
Accumulated deficit	(270,450)	(270,384)
Total stockholders’ equity	117,588	118,646
Total liabilities and stockholders’ equity	$138,231	$142,221

Talkspace, Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2024	2023
(in thousands)	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(66)	$(17,876)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	652	913
Stock-based compensation	7,290	6,401
Remeasurement of warrant liabilities	(794)	647
Decrease in accounts receivable	572	1,668
Decrease (increase) in other current assets	2,796	(41)
Increase in accounts payable	2,188	51
Increase (decrease) in deferred revenues	438	(733)
Decrease in accrued expenses and other current liabilities	(5,220)	(5,785)
Other	(233)	(108)
Net cash provided by (used in) operating activities	7,623	(14,863)
Cash flows from investing activities:
Capitalized internal-use software costs	(3,768)	—
Other	(69)	(10)
Net cash used in investing activities	(3,837)	(10)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,616	2,059
Payments for employee taxes withheld related to vested stock-based awards	(2,312)	(399)
Repurchase and cancellation of common stock	(8,004)	—
Net cash (used in) provided by financing activities	(8,700)	1,660
Net decrease in cash and cash equivalents	(4,914)	(13,213)
Cash and cash equivalents at the beginning of the period	123,908	138,545
Cash and cash equivalents at the end of the period	$118,994	$125,332

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance, and our management uses it as a key performance measure to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We also use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not necessarily reflect capital commitments to be paid in the future and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these requirements. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments described herein. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. Adjusted EBITDA should not be considered as an alternative to income (loss) before income taxes, net income (loss), income (loss) per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net income (loss) and other GAAP results.

A reconciliation is provided below for adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our financial statements prepared in accordance with GAAP and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We do not provide a forward-looking reconciliation of adjusted EBITDA guidance as the amount and significance of the reconciling items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These reconciling items could be meaningful.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) adjusted to exclude (i) depreciation and amortization, (ii) interest and other expenses (income), net, (iii) tax benefit and expense, (iv) stock-based compensation expense, and (v) certain non-recurring expenses, where applicable.

Talkspace, Inc.

Reconciliation of Non-GAAP Results to GAAP Results

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(in thousands)	Unaudited	Unaudited	Unaudited	Unaudited
Net income (loss)	$1,874	$(4,414)	$(66)	$(17,876)
Add:
Depreciation and amortization	231	305	652	913
Financial (income), net (1)	(1,701)	(779)	(5,123)	(2,915)
Taxes on income	(74)	14	123	165
Stock-based compensation	1,931	1,969	7,290	6,401
Non-recurring expenses (2)	89	105	1,427	89
Adjusted EBITDA	$2,350	$(2,800)	$4,303	$(13,223)
(1)
For the three months ended September 30, 2024, financial (income), net primarily consisted of $1.5 million of interest income from our money market accounts and $0.3 million in non-cash gains resulting from the remeasurement of warrant liabilities. For the nine months ended September 30, 2024, financial (income), net primarily consisted of $4.6 million of interest income from our money market accounts and $0.8 million in non-cash gains resulting from the remeasurement of warrant liabilities. For the three months ended September 30, 2023, financial (income), net primarily consisted of $1.6 million of interest income from our money market accounts, partially offset by $0.8 million in non-cash losses resulting from the remeasurement of warrant liabilities. For the nine months ended September 30, 2023, financial (income), net primarily consisted of $3.7 million of interest income from our money market accounts, partially offset by $0.6 million in non-cash losses resulting from the remeasurement of warrant liabilities.
(2)
For the nine months ended September 30, 2024, non-recurring expenses primarily consisted of severance costs related to the departure of key executives of the Company and other related costs. For the three and nine months ended September 30, 2023, non-recurring expenses primarily consisted in losses resulting from the disposition of fixed assets.